Exhibit 2


CONTRATO DE FIDEICOMISO IRREVOCABLE QUE CELEBRAN, POR UNA PARTE, COMO FIDEICOMITENTES FIDELCOMISARIOS LAS PERSONAS CUYOS NOMBRES SE MENCIONAN AL CALCE DEL PRESENTE CONTRATO, Y LO SUSCRIBEN EN LOS ANEXOS "A" DEL MISMO; POR OTRA PARTE, BANCOMER, S.A. INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO, DIRECCION FIDUCIARIA A QUIEN EN LO SUCESIVO SE LE DENOMINARA COMO LA "FIDUCIARIA", REPRESENTADA POR SU DELEGADO FIDUCIARO, EL SENOR LICENCIADO HECTOR ARMANDO GARZA ESPRONCEDA, EL CUAL SUJETAN AL TENOR DE LOS SIGUIENTES:

                            D E C L A R A C I O N E S

I. Declaran los Fideicomitentes Fideicomisarios:

            a) Que son titulares de un lote de acciones, series "O", "P" y "Q", ordinarias, nominativas, liberadas, sin expresion de valor nominal, representativas de parte del capital social de VALORES INDUSTRIALES, S.A. ("VISA") y que de dicho lote le corresponde a cada uno de ellos, en forma individual la cantidad de acciones que se senalan en cada uno de los Anexos "A" del presente contrato, los cuales, debidamente firmados por la Fiduciaria y por cada Fideicomitente Fideicomisario, forman parte integrante del mismo. Que las acciones antes descritas se encuentran libres de gravamen o responsabilidad de cualquier indole, lo que manifiestan bajo protesta de decir verdad.

            b) Que VISA es una sociedad anonima debidamente constituida conforme a las leyes de la Republica Mexicana.

            c) Que el dia 18 de Marzo de 1998 los accionistas de VISA celebraron una asamblea general ordinaria y extraordinaria, en la que se acordo, entre otros asuntos y sujeto al cumplimiento de determinadas condiciones, reestructurar el capital social de dicha sociedad en diversas series de acciones, y canjear las actuales acciones en circulacion series "O", "P" y "Q" por acciones series "B" y "D", en la forma de unidades vinculadas, integrando 5 acciones serie "B" en "Unidades B", (en adelante las "Unidades B") y 1 accion serie B y 4 serie "D" en "Unidades Vinculadas BD" (en adelante las "Unidades vinculadas BD").

            d) Que es su voluntad celebrar el presente Fideicomiso para los fines que mas adelante se precisan.

II. Declara Bancomer, S.A., Institucion de Banca Multiple, Grupo Financiero, por conducto de su Delegado Fiduciario, senor Licenciado Hector Armando Garza
Espronceda:

            a) Que su representada es una institucion de banca multiple, constituida conforme a las leyes mexicanas, inscrita en el Registro Federal de Contribuyentes con el numero BAN-830831-H69, acreditando la existencia y subsistencia legal de la misma, asi como el caracter con el que comparece a este instrumento, con los siguientes documentos:

            1. Escritura publica No. 17,834, de fecha 22 de marzo de 1993, otorgada ante el Lic. Rogelio Magana Luna, Notario Publico No. 156 del Distrito Federal, inscrita en el Registro Publico de Comercio de la ciudad de Mexico, D.F., el dia 28 de abril de 1993, bajo el folio mercantil 64010, en la que se hace constar el nombramiento del Consejo de Administracion de Bancomer, S.A., Institucion de Banca Multiple, Grupo Financiero, que otorga el nombramiento de Delegado Fiduciario del Lic. Hector Armando Garza Espronceda.

            2. Escritura Publica No. 28,035, de fecha 24 de marzo de 1997, otorgada ante el Lic. Rogelio Magana Luna, Notario Publico No. 156 del Distrito Federal, inscrita en el Registro Publico de Comercio de la ciudad de Mexico, D.F., el dia 17 de abril de 1997, bajo el folio mercantil 64010, en la que se hace constar la compulsa de los estatutos sociales de Bancomer, S.A., Institucion de Banca Multiple, Grupo Financiero.

            3. Escritura Publica No. 19,405, de fecha 16 de noviembre de 1993, otorgada ante el Lic. Rogelio Magana Luna, Notario Publico No. 156 del Distrito Federal, inscrita en el Registro Publico de Comercio de la ciudad de Mexico, D.F., el dia 23 de noviembre de 1993, bajo el folio mercantil 64010, en la que se hace constar el nombramiento del Lic. Hector Armando Garza Espronceda, como Delegado Fiduciario de Bancomer, S.A., Institucion de Banca Multiple, Grupo Financiero.

            b) Que hizo saber inequivocamente a los Fideicomitentes Fideicomisarios el alcance y consecuencias legales de lo dispuesto por los tres primeros parrafos del inciso b) de la fraccion XIX del Articulo 106 de la Ley de Instituciones de Credito, que a la letra dice:

                  "Articulo 106 - A las instituciones de credito les estara prohibido:

                  Fraccion XIX - En la realizacion de las operaciones a que se refiere la fraccion XV del Articulo 46 de esta Ley:

                  ...b) Responder a los fideicomitentes, mandantes o comitentes, del incumplimiento de los deudores por los creditos que se otorguen, o de los emisores por los valores que se adquieran, salvo que sea por su culpa, segun los dispuestos en la parte final del articulo 356 de la Ley General de Titulos y Operaciones del Credito, o garantizar la percepcion de rendimientos por los fondos cuya inversion se les encomiende.

                  Si al termino del fideicomiso, mandato o comision constituidos para el otorgamiento de creditos, estos no hubieren sido liquidados por los deudores, la institucion debera transferirlos al fideicomitente o fideicomisario, segun el caso, o al mandante o comitente, absteniendose de cubrir su importe.

                  Cualquier pacto contrario a lo dispuesto en los dos parrafos anteriores, no producira efecto legal alguno."

            c) Que conoce el deseo y voluntad de los Fideicomitentes Fideicomisarios para la celebracion del presente acto juridico, por lo que esta de acuerdo en desempenar el cargo de Fiduciaria del presente contrato de fideicomiso.

Fundados en las declaraciones precedentes, los comparecientes otorgan las siguientes:

                                C L A U S U L A S

PRIMERA: CONSTITUCION. Los Fideicomitentes Fideicomisarios, para los fines que mas adelante se establecen, constituyen en este acto un fideicomiso irrevocable en el que se designa como Fiduciaria a Bancomer, S.A. Institucion de Banca Multiple, Grupo Financiero (Direccion Fiduciaria), a quien trasmiten en este acto, las acciones de VISA identificadas en los Anexos "A" de este contrato, con lo que se integra el patrimonio inicial de este fideicomiso, el cual podra ser incrementado con otros bienes o derechos, de acuerdo a lo establecido en este instrumento.

Los Fideicomitentes Fideicomisarios trasmiten a la Fiduciaria la propiedad y posesion de las acciones antes referidas, con todo lo que de hecho y por derecho les corresponde, incluyendo los derechos patrimoniales y corporativos correspondientes a las mismas, en los terminos pactados en este fideicomiso.

SEGUNDA: PATRIMONIO DEL FIDEICOMISO. El patrimonio de este fideicomiso se integrara con los siguientes bienes:

            a) Inicialmente con las acciones de VISA series "O", "P" y "Q" descritas en la declaracion I inciso a) e identificadas en los Anexos "A" del presente contrato, con todos sus derechos corporativos y patrimoniales.

                  En lo sucesivo y para los efectos de este contrato, las acciones antes descritas, asi como cualquier otra que llegase a formar parte del patrimonio de este fideicomiso, se denominaran como las "ACCIONES".

            b) Con las acciones serie "B", integradas en "Unidades "B" que emita VISA en canje de las ACCIONES fideicomitidas, asi como aquellas que en su caso sean emitidas libres de pago por cualquier operacion, o que se suscriban en ejercicio del derecho de preferencia por aumentos de capital social, y que correspondan por las referidas ACCIONES, en todos los casos con todos sus derechos corporativos y patrimoniales.

            c) Con las acciones series "B" integradas en "Unidades B" que lleguen a formar parte del patrimonio fideicomitido por incorporacion de otros fideicomitentes fideicomisarios conforme a la clausula octava de este fideicomiso.

TERCERA: DESIGNACION DE INSTITUCION FIDUCIARIA. Los Fideicomitentes Fideicomisarios designan con el caracter de Fiduciaria, para que se encargue del cumplimiento de los fines de este fideicomiso, a Bancomer, S.A., Institucion de Banca Multiple, Grupo Financiero, Direccion Fiduciaria, representada en este acto por el senor licenciado Hector Armando Garza Espronceda, quien a nombre de dicha institucion acepta el cargo que se le confiere, recibiendo a su entera satisfaccion, debidamente endosados, los titulos que amparan las ACCIONES que en este acto constituyen el patrimonio inicial del presente fideicomiso y en consecuencia la titularidad fiduciaria de las mismas, obligandose a dar los avisos que se requieran para que se realicen las anotaciones correspondientes en el registro de accionistas que para tales efectos lleve la sociedad emisora.

CUARTA:  FINES.  Los fines del presente fideicomiso son los siguientes.

            a) Que la Fiduciaria reciba y conserve para su administracion, la propiedad fiduciaria de las ACCIONES y demas bienes y derechos que constituyen el patrimonio del fideicomiso.

            b) Que la Fiduciaria reciba de VISA, en canje de las ACCIONES series "O", "P" y "Q", las acciones que correspondan series "B" y "D", integradas en Unidades "B" y en Unidades Vinculadas "BD", que emitira VISA en cumplimiento de los acuerdos de la asamblea a que se refiere el inciso c) de la declaracion I de este instrumento.

            c) Que la Fiduciaria, una vez que realice el canje de las ACCIONES a que se refiere el parrafo anterior, conserve para su administracion, como patrimonio de este fideicomiso, la propiedad fiduciaria de las Unidades "B", en la proporcion que corresponda a los porcentajes especificados por cada uno de los Fideicomitentes Fideicomisarios en los Anexos A de este instrumento; y que el resto de las Unidades "B", si lo hubiere, asi como la totalidad de las Unidades Vinculadas "BD" recibidas por dicho canje, las revierta y entregue a los Fideicomitentes Fideicomisarios, en la proporcion que a cada uno de ellos corresponda.

            d) Que la Fiduciaria, ya sea directamente o por medio de mandatarios que designe, siguiendo en todo caso instrucciones expresas del Comite Tecnico, en los terminos de la clausula septima de este contrato, ejercite los derechos corporativos inherentes a las ACCIONES, senalandose en forma enunciativa mas no limitativa los siguientes: efectuar canjes de acciones; ejercer el derecho de representacion de las ACCIONES fideicomitidas en las asambleas que celebre VISA, asi como el derecho de voto en el sentido que senale el Comite Tecnico o su presidente, conforme a la clausula septima inciso b) y, en general, todos los demas derechos corporativos.

            e) Que la Fiduciaria, por instrucciones expresas de cada uno de los Fideicomitentes Fideicomisarios ejercite los derechos patrimoniales inherentes a las ACCIONES, tales como suscripcion y pago de acciones, por los aumentos de capital que decrete VISA, previa la provision oportuna de fondos por parte de cada uno de dichos Fideicomitentes Fideicomisarios, reciba reembolsos por disminuciones del capital social de dicha emisora, dividendos y, en general, ejercite todos los demas derechos patrimoniales.

            f) Que la Fiduciaria vigile el cumplimiento del procedimiento para el ejercicio de los derechos establecidos en las clausulas quinta y sexta de este contrato.

            g) Que la Fiduciaria ponga a disposicion de los Fideicomitentes Fideicomisarios, en la proporcion que a cada uno de ellos corresponda, los reembolsos de capital o pagos de dividendos, en efectivo o en especie distinta a las acciones que constituyen el patrimonio del fideicomiso, que efectuare VISA, asi como en su caso la contraprestacion correspondiente a las cesiones de derechos de Fideicomitentes Fideicomisarios o por transmisiones de ACCIONES conforme a este contrato.

            h) Que al termino del presente fideicomiso, la Fiduciaria revierta a los Fideicomitentes Fideicomisarios, o sus cesionarios o causahabientes, las ACCIONES y derechos que constituyan el patrimonio fideicomitido, en la proporcion que le corresponda a cada uno de ellos.

            i) Que en general, la Fiduciaria lleve a cabo los demas actos juridicos que sean necesarios o convenientes para el cumplimiento de los fines de este fideicomiso, conforme a las instrucciones que gire el Comite Tecnico, o su presidente, en los casos en que este autorizado conforme a este contrato.

            j) Que en el evento de que para el dia 31 de julio de 1998, no se hubiera llevado a cabo el canje de las acciones fideicomitidas  series  "O",  "P" y "Q",  en los  terminos acordados en la asamblea de accionistas de VISA, celebrada el dia 18 de Marzo de 1998, referida en el inciso c) de la declaracion I de este contrato, la Fiduciaria revierta a los Fideicomitentes Fideicomisarios, a totalidad de las ACCIONES fideicomitidas, en la proporcion que a cada uno de ellos les corresponda, extinguiendose el presente fideicomiso.

QUINTA: CESION DE DERECHOS DE FIDEICOMITENTE FIDEICOMISARIO Y TRANSMISION DE ACCIONES. Las cesiones de derechos de Fideicomitente Fideicomisario y las trasmisiones de ACCIONES y/o de derechos materia de este fideicomiso, se sujetaran a las siguientes reglas:

            1. Los Fideicomitentes Fideicomisarios podran realizar en cualquier momento cesiones gratuitas u onerosas de sus derechos, o instruir a la Fiduciaria para que enajene o en cualquier forma transmita las ACCIONES que les correspondan en este fideicomiso, en los siguientes casos:

                  a) Tratandose de Fideicomitentes Fideicomisarios personas fisicas, si los cesionarios fueren (i) el conyuge; (ii) las personas que tengan parentesco por consanguinidad hasta el cuarto grado con el cedente; o (iii) una persona moral o fiduciaria de diverso fideicomiso, cuyas acciones o derechos de fideicomisaria y control de decisiones de la sociedad o del fideicomiso, sean 100% propiedad y correspondieren al Fideicomisario Cedente, a su conyuge o a las personas que tengan con el cedente los parentescos antes senalados.

                  b) Tratandose de Fideicomitentes Fideicomisarios personas morales, o fiduciarias de diversos fideicomisos, si los cesionarios o adquirentes, conforme a los registros correspondientes, fueren: (i) sus actuales accionistas o fideicomisarios, los conyuges de estos, o las personas que tengan con dichos accionistas o fideicomisarios parentesco por consanguinidad hasta el cuarto grado;
                        (ii) otra persona moral o fideicomiso, cuyas acciones o derechos de fideicomisario y control de decisiones, sean directa o indirectamente 100% propiedad y correspondieren a las personas referidas en el punto (i) inmediato anterior.

            2. Los Fideicomitentes Fideicomisarios personas morales, o fiduciarias de diversos fideicomisos, ("Fideicomisarios M") se obligan a que, si sus accionistas o fideicomisarios (los Propietarios) desean enajenar las acciones o derechos de fideicomisario que les correspondan en el capital social o en el patrimonio de dichos "Fideicomisarios M", la enajenacion se efectuara a favor de los conyuges de los citados Propietarios
                  o de las personas con las que estos tengan parentesco por consanguinidad hasta el cuarto grado.

                  En caso contrario, previamente a la enajenacion referida por parte de los Propietarios, los Fideicomisarios M se obligan a ceder los derechos de fideicomisario del presente fideicomiso
                  o a instruir a la Fiduciaria para la enajenacion de las ACCIONES fideicomitidas, en los terminos del inciso b) del punto 1 que antecede.

                  Si la trasmision de las ACCIONES no se efectuare en dichos terminos, entonces deberan ofrecerse en los terminos previstos en la clausula sexta de este contrato, con la salvedad de que si ningun Fideicomitente Fideicomisario o tercero designado por el Comite Tecnico deseare adquirir las ACCIONES o derechos ofrecidos, los Propietarios podran enajenar a cualquier persona las acciones o derechos de fideicomisaria, representativas del capital social o del patrimonio de los Fideicomisarios M. Al concretarse la enajenacion dejaran de formar parte de este fideicomiso las ACCIONES que les correspondan a los citados Fideicomisarios M.

            3. En todos los casos previstos los cedentes o enajenantes y cesionarios o adquirentes se obligan a comunicar de inmediato y por escrito a la Fiduciaria la cesion o enajenacion efectuada.

                  Los Fideicomitentes Fideicomisarios se obligan a proporcionar a la Fiduciaria y al Comite Tecnico la documentacion que se les requiera y sea necesaria para verificar el debido cumplimiento de lo establecido en esta clausula.

            4. Si el o los cesionarios o adquirentes de los derechos o ACCIONES correspondientes no hubieren participado en la constitucion de este fideicomiso, asumiran todas las obligaciones y derechos que en virtud de este contrato correspondan al cedente o enajenante en este fideicomiso, mediante la suscripcion de un convenio en los terminos del formato que se agrega al presente contrato como Anexo "B", con cuya suscripcion adquiriran el caracter de Fideicomitentes Fideicomisarios y tendran en el Comite Tecnico, derecho a los votos que les correspondan, conforme a la clausula septima.

            5. Si el o los cesionarios o adquirentes ya tuvieren la calidad de Fideicomitentes Fideicomisarios, acrecentaran su parte en este fideicomiso y continuaran manteniendo esa calidad en forma individual, en los terminos pactados en este fideicomiso, teniendo en consecuencia, en el Comite Tecnico del que forman parte, derecho a los votos que les correspondan, conforme a lo establecido en la clausula septima.

SEXTA: DERECHO DE PREFERENCIA. Salvo lo establecido en la clausula quinta que antecede, los Fideicomitentes Fideicomisarios se otorgan reciprocamente preferencia para adquirir las ACCIONES o derechos de Fideicomitente Fideicomisario que les corresponden en este fideicomiso y que quisieren enajenar, total o parcialmente.

El ejercicio de este derecho se sujetara a las siguientes reglas:

            1) El Fideicomitente Fideicomisario que desee ceder en todo o en parte sus derechos, o enajenar las ACCIONES Fideicomitidas ("Fideicomisario Cedente") notificara por escrito a la Fiduciaria en forma fehaciente su proposito.

            2)    Recibida la notificacion, la Fiduciaria, dentro de los 3
                  (tres) dias habiles siguientes, la hara del conocimiento de los demas Fideicomitentes Fideicomisarios, en los domicilios senalados por estos a la Fiduciaria, indicandoles ademas el porcentaje que las ACCIONES ofrecidas representen en este fideicomiso, para que quienes lo deseen, hagan valer su derecho para adquirir las ACCIONES que correspondan, a traves de Bolsa, en un plaza no mayor de 30 (treinta) dias habiles, a partir de la conclusion del termino de 3 (tres) dias antes senalado.

            3) El pecio para la cesion de los derechos de Fideicomitente Fideicomisario o enajenacion de las ACCIONES, sera el que fije el Fideicomisario Cedente o, en su defecto, el que resulte mas alto de los que a continuacion se senalan, considerando el valor en Bolsa de las acciones emitidas por VISA, de la misma serie y especie que las que son materia de este fideicomiso:

                  a) El valor que resulte del precio promedio ponderado de cotizacion en Bolsa de dichas acciones, que se registre durante los 10 (diez) dias habiles comprendidos del 18(Degree) al 27(Degree) dia habil del plazo para el ejercicio del derecho de preferencia para adquirir consignado en el punto anterior; o

                  b) El precio promedio ponderado de cotizacion en Bolsa de las referidas acciones de VISA, que se registre el ultimo dia habil anterior al vencimiento del plazo para el ejercicio del derecho de preferencia para adquirir.

            4) Los Fideicomitentes Fideicomisarios que deseen hacer valer su derecho en terminos de la presente clausula lo notificaran por escrito a la Fiduciaria dentro del plazo establecido en el numeral 2 (dos) anterior, debiendo entregar a la misma al dia siguiente al en que fenezca el plazo, el precio en numerario no que resulte conforme a lo establecido en el numeral anterior y autorizarla para que reintegre las acciones objeto de la cesion al patrimonio de este fideicomiso, con todos sus derechos corporativos y patrimoniales. Efectuada la venta a cesion respectiva, la Fiduciaria pondra a disposicion del Fideicomisario Cedente el producto de la misma, hechas las deducciones que en su caso correspondan.

            5) Si fueren varios los Fideicomitentes Fideicomisarios que hicieren valer su derecho de preferencia, estos adquiriran los derechos del Fideicomisario Cedente, en proporcion a los derechos que en el momento de la cesion representaren frente a los demas adquirentes, acrecentando en consecuencia su participacion en el presente fideicomiso.

            6)    En caso de que transcurrido el plazo establecido en el numeral
                  2) anterior, los Fideicomitentes Fideicomisarios no hicieran valer su derecho de preferencia para adquirir las ACCIONES o los derechos que el Fideicomisario Cedente desee ceder, se procedera como sigue:

                  a) El Comite Tecnico, con el voto favorable de los miembros que representen cuando menos el 75% de las ACCIONES fideicomitidas, (sin computar las ACCIONES que correspondan a los derechos que se deseen trasmitir) podra, dentro de un plazo no mayor a 60 (sesenta) dias calendario, contados a partir de la expiracion del plazo senalado en el numeral 2) anterior, designar un tercero adquirente para dichos derechos
                  o ACCIONES, para que dentro de dicho plazo los adquiera, en los mismos terminos ofrecidos a los Fideicomitentes Fideicomisarios. Dicho adquirente, asumira los derechos y obligaciones que le correspondan en este fideicomiso al Fideicomisario Cedente, mediante la suscripcion simultanea de un convenio en los terminos del Anexo "B" del presente contrato

                  b) En el caso de que el Comite Tecnico no proponga un adquirente dentro del plazo senalado, o el propuesto no adquiere las ACCIONES o derechos del Fideicomisario Cedente en el plazo establecido para el efecto, el Fideicomisario Cedente, podra instruir a la Fiduciaria para que enajene las ACCIONES fideicomitidas que le correspondan, a un adquirente propuesto por el mismo Fideicomisario Cedente, o a traves de Bolsa, en un plazo que no exceda de 60, (sesenta) dias calendario. La enajenacion o cesion debera efectuarse de contado y por lo menos al mismo precio fijado para la cesion de derechos, consignado en el numeral 3) de esta clausula, dejando de formar parte del patrimonio de este fideicomiso, las acciones objeto de dicha enajenacion

                  c) Si las ACCIONES no son enajenadas dentro del plazo establecido en el parrafo anterior, y si el Fideicomisario Cedente aun deseare efectuar la enajenacion, se debera nuevamente iniciar el procedimiento para el ejercicio del derecho de preferencia, en los terminos previstos en esta clausula.

            7) En el caso de cesion de derechos o enajenacion de ACCIONES en favor de un Fideicomitente Fideicomisario, en ejercicio del derecho de preferencia consignado en esta clausula, si el precio fuere fijado en los terminos de los incisos a) y b) del numeral 3) de esta clausula, y si el Fideicomisario Adquirente asi lo desea, podra efectuarse la enajenacion o cesion fuera de Bolsa, notificandolo a la Fiduciaria dentro de los plazos establecidos y cubriendo un precio que, hechas las deducciones de comisiones e impuestos correspondientes, el enajenante reciba un valor neto igual al que hubiere recibido si la operacion se hubiere efectuado a traves de Bolsa, sujetandose en todo caso al procedimiento que se establece en los parrafos anteriores. En todos los demas casos, para efectuar una enajenacion o cesion fuera de Bolsa, el Fideicomisario Cedente y el Fideicomisario Adquirente deberan acordarlo previamente.

            8) Los Fideicomitentes Fideicomisarios estan de acuerdo en que, si los derechos que se deseen trasmitir o las ACCIONES correspondientes representan la mayoria de las ACCIONES fideicomitidas y ninguno de los Fideicomitentes Fideicomisarios deseare adquirirlas, la cesion de dichos derechos o la venta de las ACCIONES a terceros estara condicionada a que conjuntamente con las ACCIONES ofrecidas se enajenen, en los mismos terminos y condiciones, las ACCIONES de los demas Fideicomitentes Fideicomisarios que asi lo deseen, lo cual deberan notificar a la Fiduciaria dentro del termino establecido para el ejercicio del derecho de preferencia, consignado en el numeral 2) de esta clausula.

SEPTIMA: COMITE TECNICO. Los Fideicomitentes Fideicomisarios constituyen un Comite Tecnico (el "Comite Tecnico") que se sujetara a las siguientes reglas:

      a) Estara integrado en forma permanente por los Fideicomitentes Fideicomisarios. Cada miembro del Comite Tecnico, tendra derecho a un vota por cada Accion que le corresponda del patrimonio de este fideicomiso.

      b) El Comite Tecnico instruira por escrito a la Fiduciaria para que otorgue poder suficiente en favor de las personas que el mismo designe, para que concurran a las asambleas de accionistas de VISA, representando las ACCIONES. Asimismo, el Comite Tecnico instruira a la Fiduciaria a fin de que se ejerza el voto de las ACCIONES en las referidas asambleas, en el sentido que el propio Comite Tecnico acuerde. En caso de que el Comite Tecnico hubiere sido convocado y no hubiere instruido a la Fiduciaria respecto a quienes deberian asistir a las asambleas de VISA, o de la forma de votar las ACCIONES, la representacion recaera en las personas que designe el presidente del Comite Tecnico, votandose las ACCIONES en el sentido que este le indique.

      c) Sera presidente del Comite Tecnico el senor Eugenio Garza Laguera y en su ausencia el senor Jose Antonio Fernandez Carbajal, y en ausencia de ambos, la persona que designen de entre ellos mismos, los miembros del Comite Tecnico; fungira como secretario la persona que designen los miembros del Comite Tecnico, el cual podra no ser Fideicomitente Fideicomisario.

      d) El Comite Tecnico sesionara cuando menos dos veces al ano, la primera durante el primer trimestre del ano y la segunda en el cuarto trimestre del mismo, pudiendo tambien sesionar en cualquier otro tiempo. Las sesiones se llevaran a cabo, en todo caso, previa convocatoria que envie la Fiduciaria a solicitud del presidente, secretario o de por lo menos 3 (tres) de sus miembros, con cuando menos 7 (siete) dias habiles de anticipacion a la fecha de sesion. La convocatoria la enviara la Fiduciaria a los integrantes del Comite Tecnico, a los domicilios senalados por estos. Adicionalmente a cualquier otro tema que se requiera tratar en las sesiones del Comite Tecnico, en las sesiones que se celebren en el primer y cuarto trimestre de cada ano se revisaran los aspectos mas relevantes de la operacion y de las estrategias de VISA.

      e) El Comite Tecnico se instalara en primera convocatoria, con la asistencia de miembros del Comite Tecnico que representen la mayoria de las ACCIONES y en segunda convocatoria con cualquier numero de ACCIONES que esten representadas. Las resoluciones del Comite Tecnico seran validas cuando sean tomadas por mayoria de votos de las ACCIONES que representen los miembros presentes de dicho Comite Tecnico, en la inteligencia de que se requerira el voto favorable de miembros del Comite Tecnico que representen cuando menos el 75% de las ACCIONES y que esten representadas cuando menos las ACCIONES de tres miembros del Comite Tecnico en los siguientes asuntos que se presenten para su consideracion: (i) transformacion de VISA distinta a la transformacion de sociedad anonima de capital variable a sociedad anonima o viceversa; (ii) escision de VISA o fusion de VISA con otra sociedad; (iii) cambio de objeto de la sociedad; (iv) cambio de nacionalidad; (v) disolucion y liquidacion de la sociedad;
            (vi) cancelacion de la inscripcion de las acciones en las Secciones de Valores o Especial del Registro Nacional de Valores e intermediarios y en las bolsas nacionales o extranjeras en las cuales se encuentren inscritas, salvo que se trate de las acciones serie "D" de VISA, como consecuencia de su conversion en acciones serie "L" de VISA conforme a sus estatutos; (vii) cualquier operacion por la que VISA pierda el control de cualquiera de las siguientes subsidiarias: Femsa Cerveza, S.A. de C.V., Coca-Cola FEMSA, S.A. de C.V., Femsa Empaques, S.A. de C.V. o Femsa Comercio, S.A. de C.V., o de cualquier sociedad que hubiere sido adquirida conforme al inciso (viii) siguiente; y (viii) la adquisicion por cualquier medio, por parte de VISA o de cualquiera de sus subsidiarias, de acciones de una sociedad, si el precio de dichas acciones excede del 15% de los activos consolidados de VISA. En toda sesion, en caso de empate, el Presidente tendra voto de calidad.

      f) De cada junta del Comite Tecnico, se levantara acta que firmaran el presidente y el secretario del Comite Tecnico, se asentara, en un libro que conservara bajo su responsabilidad la Fiduciaria y de la misma se enviara copia a los miembros del Comite Tecnico.

      g) Las decisiones del Comite Tecnico seran comunicadas por escrito a la Fiduciaria, por el secretario del Comite Tecnico, para el debido cumplimiento en lo que corresponda.

      h) Las integrantes del Comite Tecnico no podran ser removidos de sus cargos, los cuales seran honorificos y por lo mismo no tendran remuneracion alguna por su desempeno y en caso de ausencia o falta definitiva, seran sustituidos por las persona que en su oportunidad designe por escrito el miembro del Comite Tecnico de que se trate, y a falta de su designacion, la persona que deba sustituirlo sera nombrado por el propio Comite Tecnico.

OCTAVA: INCORPORACION DE OTROS FIDEICOMITENTES FIDEICOMISARIOS. Cualquier titular de ACCIONES ordinarias de VISA, podra solicitar al Comite Tecnico adherirse a este Contrato, debiendo en caso de ser aceptado por dicho Comite, entregar a la Fiduciaria los titulos de las ACCIONES que aporte a este fideicomiso, adquiriendo asi el caracter de Fideicomitente Fideicomisario.

Aprobada la incorporacion del tercero, el Comite Tecnico se lo notificara tanto a el como a la Fiduciaria, para que previamente al deposito de las ACCIONES fideicomitidas, el tercero y la Fiduciaria celebren un convenio de adhesion a este fideicomiso, en los terminos del formato que como Anexo "C" se agrega a este contrato.

NOVENA: SANEAMIENTO PARA EL CASO DE EVICCION. Los Fideicomitentes
Fideicomisarios se obligan al saneamiento para el caso de eviccion en terminos de ley respecto a los bienes y derechos que integran el patrimonio de este fideicomiso.

Cuando la Fiduciaria, en cumplimiento de los fines de este fideicomiso trasmita parte o la totalidad del patrimonio fideicomitido, el o los Fideicomitentes Fideicomisarios cuyos derechos se hayan trasmitido, responderan al saneamiento para el caso de eviccion en terminos de ley, facultado en este acto a la Fiduciaria para obligarla en dichos terminos ante las personas fisicas o morales a quienes conforme a este contrato se les trasmita parte o la totalidad de su patrimonio.

DECIMA: FACULTADES DE LA FIDUCIARIA. La Fiduciaria administrara el patrimonio fideicomitido con las facultades y deberes que establece el articulo 356 de la Ley General de Titulos y Operaciones de Credito.

DECIMA PRIMERA: DURACION DEL FIDEICOMISO. El presente fideicomiso es irrevocable, por un termino de 10 (DIEZ) anos, contados a partir de la fecha de su firma.

DECIMA SEGUNDA: DEFENSA DEL PATRIMONIO FIDEICOMITIDO. La Fiduciaria no sera responsable de actos, hechos u omisiones de las partes o de terceros que impidan
o dificulten el cumplimiento de los fines de este fideicomiso.

La Fiduciaria no estara obligada a defender el patrimonio de este fideicomiso por si misma, estando obligada unicamente a otorgar el o los poderes necesarios en favor de la o las personas que por escrito le indique el Comite Tecnico para que se avoquen al cuidado, conservacion o defensa del patrimonio fideicomitido.

Cuando la Fiduciaria reciba alguna notificacion de cualquier demanda judicial, requerimientos de alguna autoridad y en general cualquier aviso relacionado con el patrimonio del presente fideicomiso, lo notificara por escrito al Comite Tecnico a mas tardar el dia siguiente habil de aquel en que hubiere recibido la notificacion correspondiente.

El Comite Tecnico debera instruir por escrito a la Fiduciaria, a mas tardar al dia habil siguiente de aquel en que hubiere recibido la notificacion correspondiente, para que esta otorgue los poderes necesarios a la persona o personas que sean designadas de conformidad a lo establecido en el segundo parrafo de esta clausula.

La Fiduciaria no sera responsable de las gestiones de los apoderados, ni del pago de sus honorarios, gastos, costas o de cualesquier expensa que se deriven de los juicios respectivos, los cuales en todo caso seran con cargo a los Fideicomitentes Fideicomisarios, quedando establecido que el Comite Tecnico podra instruir a la Fiduciaria para que las expensas que se originen con motivo del juicio correspondiente se cubran con cargo al patrimonio del fideicomiso, y hasta donde este alcance.

En todos los poderes que se otorguen por la Fiduciaria en cumplimiento a lo establecido en esta clausula, se debera hacer constar el contenido del parrafo inmediato anterior.

DECIMA TERCERA: IMPUESTOS. El presente fideicomiso no se considera enajenacion para efectos fiscales, en los terminos del inciso a) de la fraccion V del articulo 14 del Codigo Fiscal de la Federacion, en virtud de que los Fideicomitentes Fideicomisarios se reservan el derecho de readquirir el patrimonio del fideicomiso en los terminos del presente contrato.

Para el caso de que en cumplimiento de los fines de este contrato, se realice la trasmision total o parcial de las ACCIONES que integran el patrimonio de este fideicomiso a favor de algun tercero, se estara a lo dispuesto por la legislacion fiscal aplicable.

Todos los impuestos que se llegaren a originar con motivo del cumplimiento de los fines de este fideicomiso, seran a cargo de los Fideicomitentes Fideicomisarios, en la proporcion que les corresponda, quienes se obligan a cubrirlos en forma directa y sin intervencion de la Fiduciaria.

DECIMA CUARTA: HONORARIOS. Los honorarios de la Fiduciaria se estableceran en convenio por separado.

DECIMA QUINTA: DOMICILIOS. Para los efectos del presente contrato, las partes senalan como sus domicilios los siguientes:

FIDEICOMITENTES FIDEICOMISARIOS:       El senalado por cada uno de estos
                                       en este instrumento, o en los
                                       convenios de cesion o de adhesion
                                       correspondientes.

FIDUCIARIA:                            Av. San Pedro Sur 218, Col. Del
                                       Valle,
                                       San Pedro Garza Garcia, N.L. 66220

DECIMA SEXTA: JURISDICCION. Para todo lo relativo a la interpretacion, cumplimiento y ejecucion del presente contrato, las partes se someten expresamente a los tribunales competentes de la ciudad de Monterrey, Nuevo Leon, renunciando a cualquier otra jurisdiccion, fuero, o competencia que pudiere corresponderles en razon de sus domicilios presentes o futuros.

Leido que fue por las partes el presente contrato y enteradas de su contenido y alcance juridico, lo firman en la ciudad de Monterrey, Nuevo Leon, a los 6, seis dias del mes de Mayo de 1998, mil novecientos noventa y ocho.

                                   FIDUCIARIA
                                 BANCOMER, S.A.
                          Institucion de Banca Multiple
                                Grupo Financiero
                                representada por:



                    ____________________________________
                      Lic. Hector Armando Garza Espronceda
                               Delegado Fiduciario




    FIDEICOMITENTE-FIDEICOMISARIO                                  DOMICILIO
    -----------------------------                                  ---------
EUGENIO GARZA LAGUERA                                 Camino a la Sierrita No. 105, La Sierrita, Garza
                                                      Garcia, N.L.

EVA GONDA DE GARZA                                    Camino a la Sierrita No. 105, La Sierrita, Garza
                                                      Garcia, N.L.

JOSE ANTONIO FERNANDEZ CARBAJAL                       Pedregal del Valle 1002,La Sierrita, Garza Garcia, N.L.

EVA GARZA DE FERNANDEZ                                Pedregal del Valle 1002,La Sierrita, Garza Garcia, N.L.

JUAN CARLSO BRANIFF HIERRO                            Pedregal del Valle 1002,La Sierrita, Garza Garcia, N.L.

BARBARA GARZA                                         Pedregal del Valle 1002,La Sierrita, Garza Garcia, N.L.

MARIANA GARZA DE TREVINO BRYAN                        Camino a la Sierrita No. 105, La Sierrita, Garza
                                                      Garcia, N.L.

PAULINA GARZA GONDA                                   Camino a la Sierrita No. 105, La Sierrita, Garza
                                                      Garcia, N.L.

CONSUELO GARZA LAGUERA DE GARZA                       Privada Tamazunchale No. 220, Col. Del Valle, Garza
                                                      Garcia, N.L.

ALFONSO GARZA GARZA                                   Rio Vistula No. 212, Col. del Valle, Garza Garcia, N.L.

PATRICIO GARZA GARZA                                  Rio Vistula No. 212, Col. del Valle, Garza Garcia, N.L.

JUAN CARLOS GARZA GARZA                               Zaragoza No. 485, San Pedro Garza Garcia, N.L.

EDUARDO GARZA GARZA                                   Privada Tamazunchale No. 220, Col. Del Valle, Garza
                                                      Garcia, N.L.

EUGENIO GARZA GARZA                                   Rio Vistula No. 212, Col. del Valle, Garza Garcia, N.L.

ALBERTO BAILLERES                                     Montanas Rocallosas No. 815, Delegacion Miguel Hidalgo,
                                                      Mexico, D.F.

MARIA TERESA G. DE BAILLERES                          Montanas Rocallosas No. 815, Delegacion Miguel Hidalgo,
                                                      Mexico, D.F.

CORBAL, S.A. DE C.V.                                  Paseo de la Reforma No. 144, 5to Piso Col. Juarez,
                                                      Mexico D.F., 06600

BANCOMER, S.A. FIDEICOMISO F/29490-0                  Ave. San Pedro 218 Sur, Col. Valle San Pedro Garza
                                                      Garcia N.L., 66220

MAX MICHEL                                            Cordoba No. 16, Col. Roma, Mexico D.F. 06700

RENEE M. DE GUICHARD                                  Montanas Rocallosas No. 105 Pte. Col. Lomas de
                                                      Chapultepec, Mexico, D.F.

MIGUEL GUICHARD MICHEL                                Montanas Rocallosas No. 105 Pte. Col. Lomas de
                                                      Chapultepec, Mexico, D.F.

GRACIANO GUICHARD MICHEL                              Montanas Rocallosas No. 105 Pte. Col. Lomas de
                                                      Chapultepec, Mexico, D.F.

JUAN GUICHARD MICHEL                                  Montanas Rocallosas No. 105 Pte. Col. Lomas de
                                                      Chapultepec, Mexico, D.F.

MAGDALENA GUICHARD MICHEL                             Montanas Rocallosas No. 105 Pte. Col. Lomas de
                                                      Chapultepec, Mexico, D.F.

RENE GUICHARD MICHEL                                  Montanas Rocallosas No. 105 Pte. Col. Lomas de
                                                      Chapultepec, Mexico, D.F.

BANCOMER, S.A. FIDEICOMISO F/29013-0                  Ave. San Pedro 218 Sur, Col. Valle San Pedro Garza
                                                      Garcia N.L., 66220

INVERSIONES FRANCA, S.A. DE C.V.                      Padre Mier Ote. 336 Altos, Monterrey, N.L.

MAGDALENA M. DE DAVID                                 Montanas Rocallosas No. 615 Pte. Col. Lomas de
                                                      Chapultepec, Mexico, D.F.

MONICA D. DE VAN LATHERM                              Montanas Rocallosas No. 615 Pte. Col. Lomas de
                                                      Chapultepec, Mexico, D.F.

JUAN DAVID                                            Montanas Rocallosas No. 615 Pte. Col. Lomas de
                                                      Chapultepec, Mexico, D.F.

MAX DAVID                                             Montanas Rocallosas No. 615 Pte. Col. Lomas de
                                                      Chapultepec, Mexico, D.F.

ALEPAGE                                               Jesus Ma. Gonzalez No. 202, Col. San Jeronimo,
                                                      Monterrey, N.L.

INVERSIONES BURSATILES INDUSTRIALES, S.A. DE C.V.     Ave. San Jeronimo No. 800 Pte. Monterrey N.L.


                                                                       ANEXO "B"


CONVENIO QUE CELEBRAN POR UNA PARTE _______________________, Y POR LA OTRA BONCOMER, S.A. DIVISION FIDUCIARIA, EN ADELANTE LA "FIDUCIARIA", REPRESENTADA POR EL SENOR ___________________, EL CUAL SUJETAN AL TENOR DE LAS SIGUIENTES.

                                  DECLARACIONES

I.-   Declara el senor __________________________________________:

a) Que simultaneamente con la celebracion del presente convenio esta adquiriendo de ____________________, ____________ ACCIONES serie ____________________ de
VALORES INDUSTRIALES, S.A. ("VISA") que se encuentran fideicomitidas en el Fideicomiso __________, y que reconoce que es una condicion para la efectividad de dichas adquisicion la celebracion del presente convenio.

b) Que esta enterado de los terminos del Fideicomiso ________________, y que es su deseo participar en el mismo con caracter de Fideicomitente Fideicomisario.

II.- Declara la Fiduciaria que comparece a la celebracion del presente Convenio en los terminos del contrato de fideicomiso referido anteriormente.

                                    CLAUSULAS

PRIMERA: El senor ___________________________________ en este acto asume el caracter de Fideicomitente Fideicomisario en el contrato de Fideicomiso referido en las declaraciones de este instrumento y, por lo tanto, asume los derechos y obligaciones derivados del mismo, con relacion a las ___________ ACCIONES serie ___________ de VISA a que se hace referencia en la declaracion I a) anterior.

SEGUNDA: El senor ______________________________ senala como su domicilio para todos los efectos legales a que haya lugar
__________________________________________ y se obliga a notificar a la
Fiduciaria cualquier cambio de domicilio dentro de los ____ dias siguientes a que ocurra.

PARA CONSTANCIA Y EFECTOS LEGALES, las partes en union de los testigos que mas adelante se mencionan, suscriben el presente convenio en la ciudad de Monterrey, N.L. a los _________ de 199__.

                                       LA FIDUCIARIA
                                       BANCOMER, S.A.


________________________________            ____________________________________
SR.

                                                                       ANEXO "C"

CONVENIO QUE CELEBRAN POR UNA PARTE _____________________________, Y POR LA OTRA BONCOMER, S.A. DIVISION FIDUCIARIA, EN ADELANTE LA "FIDUCIARIA", REPRESENTADA POR EL SENOR _________________________, EL CUAL SUJETAN AL TENOR DE LAS SIGUIENTES.

                                  DECLARACIONES

I. Declara el senor _____________________________:

a) Que es propietario de _________ ACCIONES serie ________, ordinarias, nominativas, liberadas, sin expresion de valor nominal de VALORES INDUSTRIALES, S.A. ("VISA").

b) Que esta enterado de los terminos del Contrato de Fideicomiso _________, y que es su deseo participar en el mismo con caracter de Fideicomitente Fideicomisario, y que reconoce que es una condicion para la adherirse a dicho Fideicomiso la celebracion del presente convenio.

II.Declara la Fiduciaria que comparece a la celebracion del presente Convenio, de acuerdo con instrucciones del Comite Tecnico del Fideicomiso, en los terminos del mismo Fideicomiso.

                                    CLAUSULAS

PRIMERA: El senor ______________________________ en este acto afecta las __________ ACCIONES ordinarias de VISA para los fines del Fideicomiso
___________, adquiriendo desde este momento el caracter de Fideicomitente Fideicomisario en el contrato de Fideicomiso referido y, por lo tanto, asume los derechos y obligaciones derivados del mismo, con relacion a las senaladas ACCIONES.

SEGUNDA: La Fiduciaria recibe a su entera satisfaccion las __________ ACCIONES de VISA que se estan afectando al Fideicomiso _________, recibiendo en consecuencia la titularidad Fiduciaria de las mismas para los fines establecidos en el Fideicomiso ya citado.

TERCERA: El senor ______________________ senala como su domicilio para todos los efectos legales a que haya lugar ______________________ y se obliga a notificar a la Fiduciaria cualquier cambio de domicilio dentro de los ___ dias siguientes a que ocurra.

PARA CONSTANCIA Y EFECTOS LEGALES, las partes en union de los testigos que mas adelante se mencionan, suscriben el presente convenio en la ciudad de Monterrey, N.L. a los ______________________ de 199__.

                                      LA FIDUCIARIA
                                      BANCOMER, S.A.


________________________________            ____________________________________
SR.